NEWS

RELEASE___________________________________________________

FOR IMMEDIATE RELEASE

CONTACT: Chris Mathis

(512) 434-3766

TEMPLE-INLAND ANNOUNCES DETAILS FOR COMPLETION OF THE

SPIN-OFFS OF GUARANTY FINANCIAL GROUP INC. AND

FORESTAR REAL ESTATE GROUP INC.

AUSTIN, TEXAS, November 29, 2007— Temple-Inland Inc. (NYSE: TIN) today announced that its Board of Directors has approved the final terms of the previously announced spin-offs of Guaranty Financial Group Inc. and Forestar Real Estate Group Inc. through tax-free distributions of Guaranty and Forestar common stock to Temple-Inland stockholders. The distributions are expected to be made on December 28, 2007 (the “Distribution Date”) to Temple-Inland stockholders of record as of the close of business on December 14, 2007 (the “Record Date”).

As a result of the distributions, each Temple-Inland stockholder will receive one common share of Guaranty and one common share of Forestar for every three common shares of Temple-Inland held at the close of business on the Record Date. No fractional common shares of Guaranty or Forestar will be distributed. Any Temple-Inland stockholder entitled to receive a fractional share will receive a cash payment in lieu of such fractional share. Following the distributions, Temple-Inland will not own any of the common stock of Guaranty or Forestar, and each will be an independent company.

Temple-Inland has received a ruling from the Internal Revenue Service indicating that the spin-offs will qualify as tax-free distributions for U.S. federal income tax purposes to Temple-Inland and its stockholders. Cash received in lieu of fractional shares, however, will be taxable. Stockholders are urged to consult with their tax advisors as to the specific tax consequences of the distribution to them.

Common shares of Temple-Inland will continue to trade "regular way" (inclusive of the Guaranty and Forestar distributions) throughout the period leading up to and including the Distribution Date. Any holder of Temple-Inland common shares who sells their shares “regular way” on or before December 28, 2007 will also be selling their entitlement to receive shares of Guaranty and Forestar common stock on the Distribution Date. On December 31, 2007, the first day of trading following the Distribution Date, Temple-Inland common stock will trade without the benefit of the Guaranty and Forestar distributions, and both Guaranty and Forestar common

5

stock will trade as independent companies. Investors are encouraged to consult with their financial advisors regarding the specific implications of trading Temple-Inland common stock on or before the Distribution Date.

Guaranty and Forestar have filed applications to list their stock on the New York Stock Exchange under the respective trading symbols “GFG” and “FOR.” Temple-Inland has been advised by the NYSE that shares of Temple-Inland, Guaranty and Forestar are expected to trade on a "when issued" basis on or about two business days prior to the Record Date and continuing through the Distribution Date under the symbols “TIN wi,” “GFG wi” and “FOR wi.” Temple-Inland "when issued" trades will settle after the Distribution Date without the benefit of the Guaranty and Forestar distributions. Guaranty and Forestar "when issued" trades will settle after the Distribution Date with shares of both as independent companies.

No action is required by Temple-Inland stockholders to receive their shares of Guaranty or Forestar common stock. Temple-Inland stockholders who are entitled to receive the common stock of Guaranty and Forestar will receive a book-entry account statement reflecting their ownership of Guaranty and Forestar common stock or their brokerage account will be credited for the shares.

Completion of each spin-off is subject to the respective company’s registration statement on Form 10 being declared effective by the Securities and Exchange Commission, the New York Stock Exchange approving the listing of shares of the company’s common stock, and certain other conditions described in the Information Statement included as an exhibit to each of Guaranty’s and Forestar’s Form 10.

Information Statement

Shortly after the Record Date, Temple-Inland will mail Information Statements to its stockholders entitled to receive the spin-off distributions. The Information Statements will include information regarding the distributions and the business and management of Guaranty and Forestar, respectively, following the distributions. In addition, each of Guaranty and Forestar intends to file important information relating to the spin-offs, including their respective Information Statements, with the Securities and Exchange Commission on Form 8-K.

Three Ongoing Businesses

The three businesses being created through the spin-offs are:

Temple-Inland Inc. is a manufacturing company focused on corrugated packaging and building products. The fully integrated corrugated packaging operation consists of 5 linerboard mills and 1 corrugated medium mill, which produce 3.5 million tons of containerboard per year and 64 converting facilities, which produce 3.6 million tons of corrugated packaging per year. The building products operation manufactures a diverse line of building products serving well-located markets for new home construction, commercial and repair and remodeling markets. Temple-Inland's address on the World Wide Web is www.templeinland.com.

6

Guaranty Financial Group Inc. is a financial services holding company that operates in four business segments: commercial banking; retail banking; insurance agency; and treasury, corporate, and other through its primary operating subsidiaries Guaranty Bank and Guaranty Insurance Services, Inc. Guaranty Bank is a federally chartered savings bank with consolidated total assets in excess of $16 billion that conducts consumer and business banking activities through a network of over 150 bank branches located in Texas and California and provides commercial banking products and services to diverse geographic markets throughout the United States. Guaranty Insurance Services, Inc. is a full-service insurance agency emphasizing property and casualty insurance and fixed annuities that operates in 17 offices located in Texas and California and through Guaranty Bank branches. Guaranty’s address on the World Wide Web is www.guarantygroup.com.

Forestar Real Estate Group Inc. operates in two business segments: real estate and natural resources. The real estate segment owns directly or through ventures about 374,000 acres of real estate located in nine states and twelve markets in the U.S. The real estate segment has 24 real estate projects representing about 27,000 acres currently in the entitlement process and 75 active development projects in seven states and 11 markets encompassing approximately 17,000 acres, comprised of about 30,000 residential lots and 1,900 commercial acres. The natural resources segment manages about 622,000 net acres of oil and gas mineral interests, sells wood fiber from its land primarily located in Georgia, and leases land for recreational uses. Forestar’s address on the World Wide Web is www. forestargroup.com.

This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: assumptions or expectations regarding the spin-offs proving to be inaccurate or unrealized; general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; demand for new housing; accuracy of accounting assumptions related to pension and postretirement costs, impaired assets, and the allowance for credit losses; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; our ability to execute certain strategic and business improvement initiatives, including the Transformation Plan; closing the transactions described in this report; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this news release.

7